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                                                                    EXHIBIT 10.5

           THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL
                        PROPERTY AND ESCROW INSTRUCTIONS

         This Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions (the "Amendment") is by and between PARDEE HOMES, a California corporation ("Seller"), and NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("Buyer"), and is dated as of May 28, 2003.

         A. Seller and Buyer are parties to that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of October 15, 2002 as amended by First Amendment dated January 15, 2003 and Second Amendment dated February 28, 2003 (as so amended, the "Purchase Agreement").

         B. Seller and Buyer wish to modify the Purchase Agreement pursuant to the terms and conditions hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

                  1. All capitalized terms used herein which have defined meanings in the Purchase Agreement shall have the same defined meanings herein, except as expressly provided in this Amendment.

                  2. The parties hereby agree that the Purchase Price for the Property is $25,201,890, the Parcel A Purchase Price is $17,227,686 and the Parcel B Purchase Price is $7,974,204.

                  3. The parties agree that the First Closing shall occur on May 30, 2003.

                  4. Paragraph 5(d) of the Purchase Agreement is hereby deleted and replaced with the following:

                  (d) On or before the First Close of Escrow, Buyer shall deliver an amount equal to the Parcel B Purchase Price to Escrow Holder in the form of cash or immediately available funds, which amount shall be held by Escrow Holder in an interest-bearing account until the First Close of Escrow (the "Additional Deposit"). Upon the First Closing, Escrow Holder shall release to Seller $3,500,000 of the Additional Deposit, which shall be held by Seller as an earnest money deposit for Buyer's performance of its obligations at the Second Closing. The remaining Additional Deposit shall be held by Escrow Holder until Buyer or Seller has delivered written proof to Escrow Holder that Seller has received an original irrevocable standby letter of credit ("Letter of Credit") in an amount equal to the remaining $4,474,204 of the Additional Deposit retained by Escrow Holder ("Letter of Credit Amount"), at which time the remaining Additional Deposit held by Escrow Holder shall be immediately returned to Buyer. In the event Buyer defaults under this Agreement and fails to complete its purchase of Parcel B, Seller shall have the right to apply the earnest money deposit funds held by Seller and draw upon the Letter of Credit in the Letter of Credit Amount in

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         order to satisfy such payment obligations; and such application and draw shall satisfy Buyer's payment to Seller of the Parcel B Purchase Price. In the event Seller applies the earnest money deposit held by Seller and draws upon the Letter of Credit, Buyer, Seller and Escrow Holder shall perform all of their obligations under this Agreement, except for Buyer's deposit of the balance of the Parcel B Purchase Price. At the Second Closing the earnest money deposit held by Seller shall be applied to and credited against the Parcel B Purchase Price, and upon confirmation from Escrow Holder that the remaining Parcel B Purchase Price has been received into Escrow, and prior to the distribution of such funds to Seller, Seller shall deliver the Letter of Credit to Escrow Holder, who shall release the Letter of Credit to Buyer contemporaneously with delivery of the remaining Parcel B Purchase Price amount to Seller. Buyer's failure to deliver the Letter of Credit to Seller within fourteen (14) days after the First Close of Escrow shall be deemed to be a breach of this Agreement which shall entitle Seller to terminate this Agreement, in addition to any other remedies available at law or in equity. The Letter of Credit shall be issued by Bank of America, Wells Fargo Bank or another major U.S. commercial bank acceptable to Seller, having a Los Angeles, California office at which the Letter of Credit may be drawn. The Letter of Credit shall have an expiration date no earlier than February 15, 2004. The Letter of Credit shall provide for payment to Seller upon the issuer's receipt of a sight draft from Seller together with Seller's certificate certifying that the Letter of Credit amount is due and payable from Buyer, and with no other conditions, and otherwise be in form and content satisfactory to Seller's attorneys. The earnest money deposit held by Seller shall accrue interest, payable monthly in arrears, at an annual rate of 3%.

                  5. Seller is the owner of Parcel 2 of Parcel Map No. 19130 located to the north of Parcel A of the Property (the "Pardee Property"). In connection with its proposed development of the Property, Buyer desires to perform certain grading and install certain temporary improvements on the Pardee Property and the Property (the "Work") in accordance with City of San Diego Drawing No. 32429-14 and -15- D (the "Improvement Plans"). Subject to the terms, covenants and conditions set forth below, Seller hereby grants Buyer the right to perform the work on the Pardee Property and Seller shall execute and deliver to Buyer, concurrently with the full execution of this Amendment: (1) that certain LETTER OF PERMISSION FOR OFFSITE GRADING FOR NEUROCRINE BIOSCIENCES, CITY WORK ORDER NUMBER 421274 (RICK ENGINEERING JOB NUMBER 14270) dated March 18, 2003; and (2) that certain letter acknowledging Seller's obligation to maintain the replacement sediment retention basins to be constructed by Buyer on the Pardee Property as part of the Work until such time as the Pardee Property is improved in a manner permitting removal of such replacement sediment retention basins. In the event of any inconsistency between the terms of said letter and this Amendment, this Amendment shall control.

                           (a)      Buyer shall not commence the Work until
after the First Close of Escrow. Buyer shall perform the Work in conformity with the Improvement Plans, in a good workmanlike manner and in compliance with all applicable laws. Buyer shall not make any material changes to the Improvement Plans affecting the Pardee Property without Seller's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed by

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Seller. Buyer hereby indemnifies and agrees to defend Seller and the Pardee
Property and hold them free and harmless from any and all liens, losses, claims, demands, damages, liabilities or costs of any kind whatsoever (including attorneys' fees) arising from, relating to or in connection with the Work. Buyer has inspected the Pardee Property and has agreed that it is suitable for the Work. Buyer hereby releases Seller from any and all claims, liabilities, costs, expenses, and causes of action arising from or relating to any condition of the Pardee Property which may affect the Work.

                           (b)      Prior to any entry onto the Pardee Property,
Buyer shall cause Exchangor (as defined in Paragraph 10 below) to deliver to Seller a certificate of insurance for commercial general liability insurance, contractual liability insurance and property damage insurance with respect to any activities by Buyer or Exchangor or any of their respective agents, employees, assigns or contractors on the Pardee Property, with limits of not less than $3,000,000 per occurrence for personal injury, sickness or death or for damage to or destruction of property and not less than $3,000,000 aggregate for personal injury, sickness or death or for damage to or destruction of property, covering liability arising from premises, operations, independent contractors, personal injury, products completed operations and liability assumed under an insured contract on an occurrence basis with a deductible or self-insured retention no greater than $50,000 in the aggregate. The certificate of insurance shall name Seller as an additional insured, and a separate additional insured endorsement shall be attached to the certificate of insurance. Buyer shall keep such insurance in effect at all times until all of the Work is completed and Buyer has permanently vacated the Pardee Property.

                           (c)      From and after the First Close of Escrow,
Seller hereby grants to Buyer and Exchangor, and their respective agents, employees, assigns and contractors, a license for access, ingress, egress, grading and construction purposes over and upon the Pardee Property as may be necessary to perform the Work. This license shall terminate upon Buyer's completion of the Work (i.e., the grading work and temporary improvements described in paragraph 4 above). Buyer shall not permit any soil to be deposited on the Pardee Property, except as permitted by the Improvement Plans. Buyer shall not permit any debris, waste materials, clay expansive soils, oil, hazardous materials or waste, toxic materials or other pollutants to be deposited on the Pardee Property. Buyer shall not place any construction trailers, fences, other personal property or improvements on the Pardee Property, except for improvements described in the Improvement Plans. No automobiles, other vehicles or construction equipment shall be parked on the Pardee Property.

         Buyer hereby notifies Seller that Buyer intends to cause the Work to be commenced on the Pardee Property immediately following the First Close of Escrow so that Seller can record and post a Notice of Nonresponsibility pursuant to California Civil Code Section 3094. Buyer shall assist in the recordation and/or posting of such Notice upon the request of Seller.

                           (d)      Upon commencement of any Work on the Pardee
Property, Buyer shall thereafter be responsible for completion of such Work in a good and workmanlike manner. With respect to any grading on the Pardee Property, Buyer shall be responsible for all erosion and sediment control for the area on which such Work is performed, including the preparation and implementation of a Storm Water Pollution Prevention Plan and compliance with all requirements imposed by the State Water Resources Control Board.

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

                           (e)      Seller shall have the right, but not the
obligation, to observe and monitor the Work performed by Buyer on the Pardee Property. Buyer agrees to keep Seller reasonably informed of its progress with respect to performance of the Work and upon the request by Seller, Buyer shall furnish to Seller copies of any governmental inspections, reports and approval received by it concerning the Pardee Property.

                  6. In connection with its proposed development of the Property, Buyer has applied for and obtained approval by the City of San Diego ("City") of "Site Development Permit No. 9425 Neurocrine Biosciences - 5523
(MMRP) Job Order Number: 42-1061" (the "Permit"). Although Seller, Buyer and Science Park Center, LLC are named in the Permit as "Owners" and Buyer is also named as "Permittee", Buyer acknowledges that Seller shall have no obligations or liability under the Permit and Buyer hereby assumes and agrees to perform any obligations or liabilities of the "Owner," "Permittee" and the "Owner/Permittee" under the Permit. Subject to the terms and conditions hereof, Seller agrees to sign the Permit concurrently with the full execution hereof.

                           (a)      Although the Permit provides that it is to
be recorded in the Office of the San Diego County Recorder, Buyer shall not allow the Permit to be recorded against the Property until at or after the First Closing.

                           (b)      Buyer hereby agrees to comply with all of
the terms, covenants and requirements of the Permit and to comply with all applicable laws in connection with its performance of work covered by the Permit. Buyer hereby indemnifies and agrees to defend Seller and hold it free and harmless from and against any and all losses, demands, damages, liabilities, fines, penalties, costs and expenses of any kind whatsoever (including attorneys' fees) incurred by Seller arising from or relating to the Permit or any work performed by or on behalf of Buyer or Science Park Center LLC pursuant to the Permit.

                  7. In connection with the development of a police station facility on property located to the south of Parcel B, the City has requested that Seller grant to the City an easement over and upon a portion of Parcel B in a form reasonably acceptable to Seller, Buyer and the City, substantially in the form of Exhibit A attached hereto (the "Easement Agreement"). Buyer agrees that the Easement Agreement shall not be recorded against Parcel B until the First Closing occurs.

                  8. The parties agree to amend the Ground Lease attached to the Purchase Agreement as Exhibit "H" by deleting the word "twentieth (20th)" in paragraph 2.2 thereof and substituting "thirty-first (31st)" in its place.

                  9. The Purchase Agreement contains erroneous references to certain exhibits attached thereto. In paragraph 8(e) of the Purchase Agreement, the reference to Exhibit "F" is hereby changed to Exhibit "G" and the reference to Exhibit "C" is changed to Exhibit "D". In paragraph 9(d), the reference to Exhibit "D" is changed to Exhibit "E". In paragraph 10(d), the reference to Exhibit "E" is changed to Exhibit "F". The references to the exhibits in paragraph 5(f) of the Purchase Agreement are correct.

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

                  10. Any accrued but unpaid Seller's Carry Cost shall be paid to Seller by Buyer at the First Closing.

                  11. Seller hereby acknowledges that Buyer has identified PEONY ACQUISITIONS LLC, a Delaware limited liability company ("EAT"), as the accommodating purchaser of Parcel A pursuant to a Section 1031 Exchange for Buyer's current headquarters, and that SCIENCE PARK CENTER LLC, a California limited liability company ("Exchangor") of which Buyer owns a majority of the membership interests, shall ultimately acquire the ownership interest in the EAT or Parcel A pursuant to the Section 1031 Exchange, notwithstanding Seller's rights under Section 10 of the Agreement, Seller hereby consents (a) to the partial assignment of the Purchase Agreement to the EAT (with respect to the right to purchase Parcel A only) and (b) the subsequent acquisition of Parcel A by the Exchangor, all as provided in Paragraph 10(f) of the Agreement; provided, however, that notwithstanding such assignment, Buyer and not EAT shall remain liable for all obligations of Buyer under the Purchase Agreement, with the exception of payment of the Purchase Price and unpaid Seller's Carry Cost for Parcel A. Notwithstanding the foregoing, Buyer and Seller acknowledge that the obligations assumed by the EAT with respect to the Purchase Agreement are limited to the payments to be made by Buyer for the purchase of Parcel A, and Buyer does not assign, nor is Buyer released from, any of the other obligations of Buyer under the Purchase Agreement, and Buyer hereby guarantees the payment obligations assigned to the EAT for the purchase of Parcel A.

         The parties hereto contemplate that (a) the lessee's interest in the Ground Lease will be assigned to NEUROCRINE INTERNATIONAL LLC, an affiliate of Buyer ("Lessee"), and (b) Parcel B will be sublet by Lessee to the EAT after the First Closing. Seller hereby consents to such assignment and sublease as long as Buyer guarantees the Ground Lease obligations of the Lessee. Neither the EAT nor any of its officers, directors, members or affiliates shall have any personal liability under its sublease of Parcel B for any of Lessee's obligations under the the Ground Lease, and the EAT shall have no obligation to Seller to perform such obligations.

                  12. Except as modified hereby, the Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first above written.

"Seller"                                          "Buyer"
PARDEE HOMES,                                     NEUROCRINE BIOSCIENCES, INC.,
a California corporation                          a Delaware corporation

By: /s/ Gregory P. Sorich                         By: /s/ Paul W. Hawran
    ___________________________                       __________________________
                                                           Paul A. Hawran
Name: Gregory P. Sorich                                    Senior Vice President
     __________________________

Its:  Vice President
    ___________________________


By: /s/ Charles Corum
    ___________________________

Name: Charles Corum
     __________________________

Its:  Assistant Vice President
    ___________________________

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                                    EXHIBIT A

                           EMERGENCY ACCESS EASEMENT

               AND GRADING AND SLOPE MAINTENANCE LICENSE AGREEMENT

         This Emergency Access Easement and Grading and Slope Maintenance License Agreement (this "Easement Agreement") is made as of this _____ day of May, 2003 (the "Effective Date"), by and between PARDEE HOMES, a California corporation ("Grantor"), THE CITY OF SAN DIEGO ("City") and NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("Licensee").

                                R E C I T A L S:

         A. Grantor is the fee owner all of that certain property located in the City of San Diego, County of San Diego, which is more particularly described on Exhibit "A" hereto and made a part hereof (the "GRANTOR PROPERTY"), a portion of which is more particularly described on Exhibit "A-1" attached hereto and made a part hereof (the "EASEMENT PROPERTY"). As of the Effective Date, Grantor has entered into a long-term ground lease of the Grantor Property with Licensee (the "GROUND LEASE"), pursuant to which, Licensee is permitted to construct improvements on the Grantor Property.

         B. City is the owner in fee simple of certain real property located in the City of San Diego, County of San Diego, which is more particularly described on Exhibit "B" attached hereto and made a part hereof (the "CITY PROPERTY"; the City Property and the Grantor Property are sometimes hereinafter collectively referred to as the "PROPERTIES.") which is adjacent to the Grantor Property, a portion of which is more particularly described on Exhibit "B-1" attached hereto and made a part hereof (the "SLOPE ACCESS AREA"). City has designated the City Property as the location of a City police department.

         C. Licensee, pursuant to the construction of its improvements on the Grantor Property, has requested that City grant Licensee a license to the Slope Access Area of the City Property, in order for Licensee to perform certain grading work and slope improvements to the Slope Access Area, including the reduction of the slope gradient within the Slope Access Area in accordance with those certain grading plans approved by the City, a copy of which is attached hereto as Exhibit "C" (the "PLANS AND SPECIFICATIONS"). City, as a condition to granting the License to Licensee, has requested that Grantor grant City a non-exclusive easement for emergency ingress and egress of the City's vehicles over any driveway constructed on any portion of the Grantor Property.

         D. In consideration of the terms and covenants contained herein, City desires to grant to Licensee certain license rights for grading work and slope improvements to the Slope Access Area, and Grantor desires to grant to City an easement for emergency access to the City Property over any driveway constructed on any portion of the Easement Property, as more particularly described below.

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         NOW, THEREFORE, in consideration of the mutual terms, conditions and covenants, the parties hereto agree as follows:

         1. GRANT OF EMERGENCY ACCESS EASEMENT. Grantor hereby grants and conveys to City, its successors, assigns, employees, representatives and invitees for the benefit of the City Property, a non-exclusive surface easement and right of way (the "DRIVEWAY EASEMENT") on, across and over that certain driveway, a portion of which is located upon the Easement Property as depicted on the Improvement Plans (the "DRIVEWAY"), for the purpose of emergency ingress and egress by City vehicles between the City Property and El Camino Real; provided that, as a condition to the continued use of the Driveway, City shall ensure that those persons authorized by City to use the Driveway shall do so in a safe and orderly manner and in accordance with rules and regulations, including, but not limited to posted speed limits reasonably promulgated by the owner of the Grantor Property or the tenant under the Ground Lease from time to time. No party hereto shall at any time prevent or impair the emergency use of the Driveway.

         2. GRADING AND SLOPE IMPROVEMENT LICENSE. City hereby grants to Licensee, and its agents, employees, consultants, contractors, subcontractors, successors and assigns, a license (the "LICENSE") to perform certain grading work and to construct and maintain slope improvements (collectively, the "GRADING AND SLOPE IMPROVEMENTS") within the boundaries of the Slope Access Area. The Term of the License shall be coterminous with the Term of the Ground Lease (as such Term may be extended from time to time) and, subject to the terms hereof, shall be irrevocable so long as the Ground Lease remains in effect. Consideration for the License shall be Grantor's grant of the Driveway Easement, and there shall be no license fee payable to City with respect thereto. The rights of Licensee under the License shall include the right, but not the obligation, to enter upon the City Property from time to time to maintain and repair the Grading and Slope Improvements constructed within the Slope Access Area, as Licensee determines is necessary or beneficial to the ownership, development or operation of any improvements to the Grantor Property; provided that the City shall receive at least fourteen (14) days' prior notice (unless such entry is required by an emergency) and a reasonable description of such entry and activities, and Licensee shall perform any such work in cooperation with the City's reasonable requirements; further provided, however, that such notice shall not be required for Licensee's entry upon the City Property to initially construct the Grading and Slope Improvements. Licensee shall have access to the Slope Access Area on a 24 hours per day/7 day per week basis.

         3. CONSTRUCTION AND MAINTENANCE REQUIREMENTS. The Grading and Slope Improvements shall be constructed by Licensee in accordance with the Plans and Specifications, and all applicable laws, regulations, ordinances and other requirements of the City, County of San Diego and all other governmental and quasi-governmental authorities and/or agencies having jurisdiction over the City Property and/or the Grading and Slope Improvements. Further, Licensee shall, at its sole cost and expense, within forty-five (45) days after the completion of the Grading and Slope Improvements, (i) deliver as-built plans for the Grading and Slope Improvements to City, and (ii) cause Licensee's geotechnical engineer, to certify in writing to City that the Grading and Slope Improvements meet the slope stability and lateral support requirements set forth in the Plans and Specifications. The Driveway (as depicted on the Plans and Specifications) shall be constructed prior to the occupancy of any building on the

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Grantor Property, and shall be maintained (or shall be caused to be maintained)
by the owner of the Grantor Property in good condition and repair. In the event the owner of the Grantor Property fails maintain the Driveway as required herein, and such failure prevents use of the Driveway without reasonable alternative access facilities for a period of more than seven (7) days following the date on which the owner of the Grantor Property receives written notice from the City reasonably specifying the extent and nature of such failure to maintain the Grantor Property, City shall have the right to perform such aspects of maintenance as are reasonably specified in its written notice to the owner of the Grantor Property, subject to reimbursement by the owner of the Grantor Property within 30 days following submittal of an invoice for City's reasonable maintenance costs to owner of the Grantor Property; provided, however, that as long as Licensee (or an affiliate of Licensee) is the tenant under the Ground Lease, Licensee shall perform (or cause to be performed) the maintenance obligations of the owner of the Grantor Property.

         4. GOVERNMENTAL PERMITS AND APPROVALS. Prior to commencing, or causing the commencement of, any construction or grading activities upon the City Property, Licensee shall, at its sole cost and expense, obtain all necessary permits and approvals for the Grading and Slope Improvements to be constructed or installed hereunder from the City, County of San Diego and any other governmental authorities and/or agencies having jurisdiction over the construction of the Grading and Slope Improvements (the "GOVERNMENTAL PERMITS"). Licensee shall be responsible, at its sole cost and expense, for satisfying all conditions and requirements of the Governmental Permits.

         5. INDEMNIFICATION. City, in exercising its rights as a grantee of the Driveway Easement granted hereunder, shall indemnify, defend, protect and hold Grantor and any occupant of the Grantor Property, and their respective employees, officers, directors, shareholders, beneficiaries, agents and representatives, successors and assigns (collectively, the "EASEMENT INDEMNITEES") harmless from and against any and all claims, actions, losses, liabilities, costs and expenses, including, without limitation, first party losses and attorneys' fees (collectively, the "CLAIMS"), whether incurred by or made against any Easement Indemnitee, for damage to real, personal, tangible or intangible property, including, without limitation, loss of use of any such property, and all Claims for bodily injury to or death of any person, arising from or in any way related to (i) any act, omission or entry upon the Grantor Property or other activity pursuant to such easement by such grantee or any person entering upon the Grantor Property pursuant to the rights granted to such grantee hereunder (including, but not limited to, any Claim by any insurance company which has paid a claim and is subrogated to the rights of the claimant), and/or (ii) any breach by such grantee of its obligations under this Easement Agreement; provided, however, that no Easement Indemnitee shall be entitled to indemnification hereunder to the extent that any such Claim has been caused by the negligence or willful misconduct of such Easement Indemnitee.

         Licensee, in exercising its rights as a licensee of the License granted hereunder, shall indemnify, defend, protect and hold City and any occupant of the City Property, and their respective employees, officers, directors, shareholders, beneficiaries, agents and representatives, successors and assigns (collectively, the "License Indemnitees") harmless from and against any and all Claims, whether incurred by or made against any License Indemnitee, for damage to real, personal, tangible or intangible property, including, without limitation, loss of use of any such

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

property, and all Claims for bodily injury to or death of any person, arising from or in any way related to (i) any act, omission or entry upon the City Property or other activity pursuant to the License by such grantee or any person entering upon the City Property pursuant to the rights granted to such grantee hereunder (including, but not limited to, any Claim by any insurance company which has paid a claim and is subrogated to the rights of the claimant), and/or
(ii) any breach by such grantee of its obligations under this Easement Agreement; provided, however, that no License Indemnitee shall be entitled to indemnification hereunder to the extent that any such Claim has been caused by the negligence or willful misconduct of such License Indemnitee.

         6. INSURANCE. Licensee, in constructing the Grading and Slope Improvements, shall obtain, or cause its contractor to obtain, the types and levels of insurance reasonably acceptable to City. City, in its use of the Driveway Easement shall obtain and maintain general and automobile liability insurance, with levels of insurance reasonably acceptable to Grantor; provided, however, that if City has an established self-insurance program, City may self-insure for the risks covered by insurance policies required by this Section 6; further provided that City provides written notice to Grantor of such self-insurance and commits to making such self-insurance available for the coverage of any Claims by a Easement Indemnitee or a License Indemnitee hereunder.

         7. ASSIGNMENT AND ASSUMPTION. City may assign all of its rights and obligations hereunder to another governmental entity with authority to assume City's obligations under this Easement Agreement (an "AUTHORIZED GOVERNMENTAL AGENCY"). Licensee may assign its rights and obligations hereunder to any of its corporate affiliates, provided that the City is provided with written notice of such assignment.

         8. ATTORNEYS' FEES. In the event of any litigation, including without limitation, in any legal proceeding of insolvency, bankruptcy, appeals, arbitration or declaratory relief, concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Easement Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein.

         9. AUTHORIZATION TO SIGN. Each person executing this Easement Agreement on behalf of a party to this Easement Agreement represents and warrants that he/she is duly authorized to execute same and that the party for whom such person is signing is bound by the terms and conditions hereof.

         10. CONSTRUCTION; SEVERABILITY. All powers, rights and remedies of the parties to this Easement Agreement shall be cumulative, and not exclusive, of any powers, rights and remedies otherwise available at law or in equity. Nothing contained in this Easement Agreement, express or implied, shall confer any rights or remedies upon any party other than the parties hereto, and their respective successors and permitted assigns. None of the provisions or rights provided in this Easement Agreement shall be deemed waived with respect to any party benefited thereby unless waived in writing by such party. In the case of any uncertainty or ambiguity regarding any part of this Easement Agreement, the language shall be construed in accordance with its fair meaning rather than being interpreted against the party who caused the uncertainty to exist. The enforceability, invalidity or illegality of any provision of this Easement Agreement shall not render any of the other provisions of this Easement Agreement unenforceable, invalid or illegal.

         11. NOT A PUBLIC DEDICATION. Nothing herein contained shall be deemed to be a gift or dedication of any portion of the Properties to the general public or for the general public or for any public purposes whatsoever which may be greater than the requirements of this Easement Agreement, it being the intention of parties that this Easement Agreement shall be strictly limited to and for the purposes herein expressed. The right of the public or any person to make any use whatsoever of the Grantor Property (other than any use expressly allowed by a written or recorded map, agreement, deed or dedication) is by permission, and subject to control of the parties hereto.

         12. BREACH SHALL NOT PERMIT TERMINATION. No breach of this Easement Agreement shall entitle either party hereto to cancel, rescind, or otherwise terminate this Agreement, but such limitation shall not affect in any manner any other rights or remedies which such party, or any tenant, may have hereunder by reason of any breach of this Easement Agreement.

         13. NATURE OF EASEMENT. The burden of the Driveway Easement and access rights created by this Easement Agreement shall run with the Grantor Property, and shall be binding upon Grantor and every successor owner of the Grantor Property. The easements and access rights created by this Easement Agreement upon the Grantor Property shall inure to the benefit of the City Property until such time as they are terminated by mutual written agreement of the then current owner of the City Property.

         14. MISCELLANEOUS. The captions at the beginning of each paragraph of this Agreement are not part of and in no manner or way define, limit, amplify, change, or alter any term, covenant, or condition of this Easement Agreement. For the purposes of this Easement Agreement, the word person includes corporation, partnership, entity or association wherever the context so requires. This Easement Agreement may be executed in counterparts, each of which is deemed an original, and all of which shall constitute one and the same agreement. This Easement Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns. All exhibits attached hereto are made a part hereof and incorporated by reference as if fully set forth in the text hereof. This Easement Agreement is governed under the laws of the State of California.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Easement Agreement as of the date first above written.

PARDEE HOMES,                                  NEUROCRINE BIOSCIENCES, INC.,
a California corporation                       a Delaware corporation


By: ______________________________             By: _____________________________

Name: ___________________________              Name: ___________________________

Its: ______________________________            Its: ____________________________

THE CITY OF SAN DIEGO,

By: ______________________________

Name: ___________________________

Its: ______________________________

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